UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2006

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UNIVERSAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-652 (Commission File Number)	54-0414210 (I.R.S. Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia (Address of principal executive offices)	23230 (Zip Code)

Registrant’s telephone number, including area code:  (804) 359-9311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On May 25, 2006, the Executive Compensation, Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors of the Registrant adopted a revised form of the Restricted Stock Units Award Agreement for equity incentive awards to be made under the Company’s 2002 Executive Stock Plan, as amended and restated (the “Plan”).  The committee amended the Restricted Stock Units Award Agreement to provide expressly for the proportional adjustment of the number of restricted stock units covered by an agreement following a change in the Registrant’s capital structure.  The Plan provides expressly for such an adjustment to awards under it.

In addition, on May 25, 2006, the Committee adopted a form of Stock Appreciation Rights Agreement for equity incentive awards to be made under the Plan.

The full texts of the revised form of the Restricted Stock Units Award Agreement and the form of the Stock Appreciation Rights Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated by reference into this Item 1.01.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

10.1

Form of Restricted Stock Units Award Agreement.

10.2

Form of Stock Appreciation Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date:

June 1, 2006

By:

/s/ Preston D. Wigner

Preston D. Wigner

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.

Description

10.1

Form of Restricted Stock Units Award Agreement.

10.2

Form of Stock Appreciation Rights Agreement.